UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2026
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QUANTERIX CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike
Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)
(617) 301-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On January 8, 2026, Quanterix Corporation (“Quanterix”) issued a press release announcing certain executive transitions as described in Item 7.01 below (the “Release”). The Release also discusses Quanterix’s expectations regarding certain financial results for the fiscal year ended December 31, 2025. A copy of the Release is furnished as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02 of this Form 8-K (including the portion of Exhibit 99.1 that discusses Quanterix’s expectations regarding certain financial results for the fiscal year ended December 31, 2025) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2026, Masoud Toloue, Ph.D., President and Chief Executive Officer of Quanterix Corporation (“Quanterix” or the “Company”), entered into a separation agreement and release with the Company (the “Separation Agreement”), pursuant to which his employment as President and Chief Executive Officer of the Company has ended and he has resigned as a member of the Board of Directors (the “Board”), both effective as of January 19, 2026. In connection with his termination of employment, Dr. Toloue will receive severance benefits consistent with the termination-without-cause provisions of his employment agreement with the Company previously filed with the Securities and Exchange Commission. In addition, the Separation Agreement provides that (i) any outstanding but unvested portions of Dr. Toloue’s equity awards that would have vested on or prior to April 30, 2026 will accelerate and become fully-vested and exercisable on the effective date of Dr. Toloue’s separation, (ii) any such restricted stock units that vest in accordance with the preceding clause will be settled within 60 days following vesting, and (iii) any stock options, to the extent vested, may be exercised on or prior to December 31, 2026. A copy of the Separation Agreement is filed as Exhibit 10.1 and is incorporated herein by reference.
Also on January 8, 2026, the Board appointed Everett Cunningham as President and Chief Executive Officer of the Company, effective January 19, 2026. Mr. Cunningham was also appointed to serve on the Board as a Class II director, with a term ending at the 2028 annual meeting of stockholders.
Mr. Cunningham has served as Chief Commercial Officer of Illumina, Inc. since June 2024. Prior to that, he was Chief Commercial Officer of Exact Sciences Corporation from 2021 to 2024 and President and Chief Executive Officer of GE Healthcare’s U.S. and Canada region from 2019 to 2021. Earlier, he held various senior leadership roles at Quest Diagnostics and Pfizer. Mr. Cunningham serves on the boards of directors of Arvinas, Inc., a NASDAQ-listed company, and Visby Medical.
On January 8, 2026, the Company entered into an employment agreement with Mr. Cuningham (the “Employment Agreement”), in connection with his appointment as President and Chief Executive Officer effective as of January 19, 2026, which provides for an initial annualized base salary of $750,000 and eligibility for an annual performance bonus with an annual bonus target of up to 100% of his base salary.
The Employment Agreement also provides that Mr. Cunningham will receive a sign-on cash payment of $600,000, payable within 30 days following his start date (the “Sign-On Cash Payment”). If Mr. Cunningham voluntarily terminates his employment with the Company without Good Reason (as defined in the Employment Agreement) within one year of the start date, Mr. Cunningham will be required to repay 50% of the Sign-On Cash Payment, and if his employment is terminated for Cause (as defined in the Employment Agreement) within one year of the start date, he will be required to repay the Sign-On Cash Payment in full.
In connection with his appointment, Mr. Cunninham also received long-term equity incentive awards consisting of (a) restricted stock units (RSUs) covering 1,070,000 shares of Company common stock, subject to time-based vesting (the “Time-Based RSUs”) and (b) RSUs covering 813,750 shares of Company common stock, subject to performance-based vesting (the “Performance-Based RSUs”).

The Time-Based RSUs vest in four equal annual installments on each of the first four anniversaries of Mr. Cunningham’s start date. One-fifth of the Performance-Based RSUs will vest on the later of (i) the date that the volume weighted average price of the Company’s common stock on the Nasdaq Global Market (or other applicable national securities exchange) (“VWAP”) equals or exceeds $10 per share for 30 consecutive days prior to the second anniversary of Mr. Cunningham’s start date and (ii) the first anniversary of his start date, two-fifths will vest on the later of (i) the date that such VWAP equals or exceeds $15 per share for 30 consecutive days prior to the third anniversary of Mr. Cunningham’s start date and (ii) the second anniversary of his start date, and the remaining two-fifths will vest on the later of (i) the date that such VWAP equals or exceeds $20 per share for 30 consecutive days prior to the fourth anniversary of Mr. Cunningham’s start date and (ii) the third anniversary of his start date. In the event of a Change-in-Control (as defined in the Employment Agreement) in which the consideration payable to a holder of a share of the Company’s common stock equals or exceeds $10, $15 or $20, the corresponding tranche(s) of the Performance-Based RSUs will vest as of such Change-in-Control, and if the consideration payable to a holder of a share of the Company’s common stock is between $10 and $15 or between $15 and $20, then vesting shall be determined by straight line interpolation within the applicable tranche.
If Mr. Cunningham’s employment is terminated by the Company without Cause or he resigns for Good Reason, he will receive continued payment of his base salary for 12 months (the “Severance Period”), payment of an amount equal to his annual target bonus for the year of termination, acceleration of any of the unvested portion of the Time-Based RSUs that would have vested during the Severance Period, and subsidized health benefits during the Severance Period. If Mr. Cunningham’s employment is terminated by the Company without Cause or he resigns for Good Reason in connection with a Change-in-Control, Mr. Cunningham’s base salary continuation will last for 24 months, all of his outstanding but unvested equity awards subject to time-based vesting will become fully vested, and his outstanding but unvested Performance-Based RSUs will remain eligible for vesting in connection with such Change-in-Control.
Receipt of the foregoing termination benefits will be subject to Mr. Cunningham’s execution of a separation agreement, including certain restrictive covenants and a general release of all claims, in a form acceptable to the Company.
A copy of the Employment Agreement is filed as Exhibit 10.2 and is incorporated herein by reference.
Except for the Employment Agreement, there are no arrangements or understandings between Mr. Cunningham and any other person pursuant to which Mr. Cunningham was appointed as an officer or director. There are no family relationships between Mr. Cunningham and any director, director nominee or executive officer of the Company. There are no transactions to which the Company is a party and in which Mr. Cunningham has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.

On January 8, 2026, the Company issued the Release, which announced the appointment of Mr. Cunningham as President and Chief Executive Officer of the Company and the departure of Dr. Toloue. A copy of the Release is attached as Exhibit 99.1 and incorporated herein by reference.
The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.1	Separation Agreement by and between the Company and Masoud Toloue.
10.2	Employment Agreement by and between the Company and Everett Cunningham.
99.1	Press Release dated January 8, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2026	QUANTERIX CORPORATION

	By:	/s/ Vandana Sriram
	Name:	Vandana Sriram
	Title:	Chief Financial Officer